UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021 (January 14, 2021)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On January 14, 2021, Digital Ally, Inc. (the “Company”), pursuant a securities purchase agreement with two investors, closed a registered direct offering (the “Offering”) of (i) 2,800,000 shares of common stock (“Shares”), par value $0.001 per share of the Company (“Common Stock”); (ii) pre-funded warrants to purchase up to 7,200,000 shares of Common Stock at an exercise price of $0.01 per share (the “Pre-Funded Warrant Shares”), issuable to investors whose purchase of shares of Common Stock would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering (“Pre-Funded Warrants”); and (iii) common stock purchase warrants (“Warrants”) to purchase up to an aggregate of 10,000,000 shares of Common Stock (the “Warrant Shares”), which are exercisable for a period of five years after issuance at an initial exercise price $3.25 per share, subject to certain adjustments, as provided in the Warrants. The Company received gross proceeds of approximately $30,950,000, before deducting discounts, commissions and other offering expenses. Kingswood Capital Markets, division of Benchmark Investments, Inc. acted as the exclusive placement agent in connection with the Offering pursuant to a placement agency agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 12, 2021 with the U.S. Securities and Exchange Commission (the “SEC”), the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares were registered under the Securities Act of 1933, as amended, pursuant to a prospectus supplement to the Company’s currently effective shelf registration statement, which was initially filed with the SEC on June 25, 2020, and was declared effective on July 2, 2020, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated January 11, 2021.

The Company intends to use the net proceeds from the Offering for working capital, product development, order fulfillment and for general corporate purposes. The Company may also use a portion of the net proceeds for the acquisition of businesses, products, technologies or licenses that are complementary to its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2021

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer